Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of Yuma Energy, Inc., a California corporation (the “Company”), of our report, dated March 21, 2014, relating to the proved oil and gas reserves of Yuma Energy, Inc. (formerly Pyramid Oil Company) as of December 31, 2013.

MHA PETROLEUM CONSULTANTS, LLC
Bakersfield, California
December 22, 2014

Very truly yours,

/s/ Alan A. Burzlaff

Alan A. Burzlaff, P.E.
Vice President

4700 Stockdale Hwy, Suite 110    Bakersfield, CA 93309 USA     Tele: 661-325-0038